Exhibit 10.2

WALLACHBETH CAPITAL LLC

CONFIDENTIAL	September 11, 2026

Tenon Medical, Inc.

Attention: Steven M. Foster

104 Cooper Court

Los Gatos, CA 95032

The purpose of this financial advisory agreement (this “Agreement”) is to confirm the engagement of WallachBeth Capital LLC (“WallachBeth”) by Tenon Medical, Inc. (the “Company”) to render Financial Services (as defined below) to the Company.

1. Services. During the term of this Agreement, WallachBeth. shall, on an exclusive basis, provide advice to, and consult with, the Company with respect to the Company’s offer or sale of securities in any previous or subsequent private and public equity or debt financing, and such other, similar matters as the parties may mutually agree (collectively, the “Financial Services”). The Financial Services shall be provided to the Company in such form, manner and place as the parties mutually agree. Examples of such Financial Services may include, without limitation:

i.	providing services in connection with capital raising, recapitalization or restructuring by the Company, including raising capital by means of a warrant inducement transaction; and

ii.	additional services incidental to the above, as directed by the Company.

2. Term. The term of this Agreement shall be a period commencing on the date of this Agreement and ending on September 14, 2026.

3. Compensation. In consideration of WallachBeth.’s entering into this Agreement, as compensation, in full, for the Financial Services, the Company shall pay to WallachBeth. a cash fee (the “Cash Fee”) equal to 7.0% of the aggregate gross proceeds raised in the offering at the time of each and every payment by the investors in the offering or other issuance and sale of securities covered by this Agreement (the “Offering”). The Cash Fee shall be paid at the closing of the Offering (the “Closing”) and payable to WallachBeth. by wire-transfer of funds to WallachBeth.’s account indicated in Exhibit A of this letter (the “Financial Advisory Fee”); provided that such amount shall be reduced as necessary to comply with the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company also agrees to reimburse WallachBeth. for documented, accountable legal expenses incurred by WallachBeth. in connection with the transaction up to a maximum amount of $65,000 (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement).

4. Reserved.

5. Reserved.

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

6. Indemnity.

A. In connection with the Company’s engagement of WallachBeth., the Company hereby agrees to indemnify and hold harmless WallachBeth. and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of WallachBeth., or (B) otherwise relate to or arise out of WallachBeth.’s engagement, and the Company shall reimburse any Indemnified person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of WallachBeth. except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

B. The Company further agrees that it will not, without the prior written consent of WallachBeth (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

C. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

D. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not WallachBeth. is the Indemnified Person), the Company and WallachBeth. shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and WallachBeth. on the other, in connection with WallachBeth.’s engagement referred to above, subject to the limitation that in no event shall the amount of WallachBeth.’ contribution to such Claim exceed the amount of fees actually received by WallachBeth. from the Company pursuant to WallachBeth.’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and WallachBeth. on the other, with respect to WallachBeth.’s engagement shall be deemed to be in the same proportion as (a) any value paid or proposed to be paid or received by the Company or its stockholders as the case may be to (b) the fee paid or proposed to be paid to WallachBeth. in connection with such engagement.

E. These indemnification provisions shall remain in full force and effect whether or not the transaction and/or services contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

590 Madison Avenue, 28th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

7. Limitation of Engagement to the Company. The Company acknowledges that WallachBeth. has been retained only by the Company, that WallachBeth. is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of WallachBeth. is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against WallachBeth. or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by WallachBeth., no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of WallachBeth., and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by WallachBeth. to the Company in connection with WallachBeth.’s engagement is intended solely for the benefit and use of the Company’s management and directors, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. WallachBeth. shall not have the authority to make any commitment binding on the Company. The Company agrees that WallachBeth. will be entitled to rely on the representation, warranties, agreements and covenants of the Company contained in any purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to WallachBeth. by the Company.

8. Limitation of WallachBeth.’s Liability to the Company. WallachBeth. and the Company further agree that neither WallachBeth. nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Financial Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by WallachBeth. and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of WallachBeth.

9. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

10. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

11. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

12. Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, and without regard to the conflict of laws principles therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves exclusively to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

590 Madison Avenue, 28th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

13. Counterparts; Facsimile. This agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument. A pdf or facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Financial Services and supersedes any and all prior or contemporaneous written or oral agreements relating to any Financial Services. Neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein with respect to the Financial Services. Notwithstanding the foregoing, the Right of First Refusal and Tail pursuant to that certain Placement Agency Agreement dated August 20, 2026 by and between the Company and WallachBeth shall remain in full force and effect and shall not be superseded, modified or otherwise affected by this Agreement.

In acknowledgment that the foregoing correctly sets forth the understanding reached by WallachBeth. and the Company, please sign and return to us one copy of this engagement letter. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

90 Madison Avenue, 28th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

Yours truly,

WALLACHBETH CAPITAL LLC

By:
	Name:	Thomas J. Higgins
	Title:	Managing Director

Accepted and agreed to as of
the date first written above:

TENON MEDICAL, INC.

By:
Name:	Steven M. Foster
Title:	Chief Executive Officer

[Signature Page to WallachBeth/ Tenon Financial Advisory Agreement]

590 Madison Avenue, 28th Floor, New York, NY 10022, 212-624-2060

Member FINRA, SIPC

Exhibit A

Wire Instructions

Bank Name:

Bank Address:

Bank Phone Number:

ABA Number:

SWIFT:

Account Number:

Beneficiary Name: .

Beneficiary Address:

590 Madison Avenue, 36th Floor, New York, NY 10022, 212-624-2060 6

Member FINRA, SIPC